Exhibit (h)(6)

Thrivent Asset Management LLC

625 Fourth Avenue South

Minneapolis, Minnesota 55415

February 8, 2007

Edward W. Smeds, Chairman

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

Dear Mr. Smeds:

This letter is to confirm to you that Thrivent Asset Mgt. (the “Adviser”) has agreed to temporarily reimburse certain expenses associated with some of the Funds detailed below:

1.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Aggressive Allocation Fund in order to limit the net annual fund operating expenses to an annual rate of 0.50% of the average daily net assets of the Class A shares.

2.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Moderately Aggressive Allocation Fund in order to limit the net annual fund operating expenses to an annual rate of 0.48% of the average daily net assets of the Class A shares.

3.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Moderate Allocation Fund in order to limit the net annual fund operating expenses to an annual rate 0.48% of the average daily net assets of the Class A shares.

4.	The Adviser has agreed, through at least February 28 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Moderately Conservative Allocation Fund in order to limit the net annual fund operating expenses to an annual rate of 0.45% of the average daily net assets of the Class A shares.

5.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Small Cap Growth Fund in order to limit the net annual fund operating expenses to an annual rate of 1.45% of the average daily net assets of the Class A shares.

6.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Partner Small Cap Growth Fund in order to limit the net annual fund operating expenses to an annual rate of 1.18% of the average daily net assets of the Institutional Class Shares.

7.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Partner Mid Cap Value Fund in order to limit the net annual fund operating expenses to an annual rate of 1.25% of the average daily net assets of the Class A Shares.

8.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Partner Mid Cap Value Fund in order to limit the net annual fund operating expenses to an annual rate of 1.08% of the average daily net assets of the Institutional Class Shares.

9.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Real Estate Securities Fund in order to limit the net annual fund operating expenses to an annual rate of 1.25% of the average daily net assets of the Class A Shares.

10.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Real Estate Securities Fund in order to limit the net annual fund operating expenses to an annual rate of 1.06% of the average daily net assets of the Institutional Class Shares.

11.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Technology Fund in order to limit the net annual fund operating expenses to an annual rate of 1.47% of the average daily net assets of the Class A Shares.

12.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Technology Fund in order to limit the net annual fund operating expenses to an annual rate of 0.97% of the average daily net assets of the Institutional Class Shares.

13.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Class A shares of the Thrivent Large Cap Growth Fund in order to limit the net annual fund operating expenses to an annual rate of 1.17% of the average daily net assets of the Class A Shares.

14.	The Adviser has agreed, through at least February 28, 2008, to waive certain fees and/or reimburse certain expenses associated with the Institutional Class shares of the Thrivent Large Cap Growth Fund in order to limit the net annual fund operating expenses to an annual rate of 0.84% of the average daily net assets of the Institutional Class Shares.

15.	The Adviser has agreed, through at least February 28, 2008, to waiver certain fees and/or reimburse certain expenses associated with operating Thrivent Diversified Income Plus Fund equal in the aggregate to 0.16% of the average daily net assets of the fund.

16.	The Adviser has agreed, through at least February 28, 2008, to reimburse certain expenses associated with operating Thrivent Small Cap Index Fund in order to limit the net operating expenses to an annual rate of 0.95% of the average daily net assets of the fund.

17.	The Adviser has agreed, through at least February 28, 2008, to reimburse certain expenses associated with operating Thrivent Mid Cap Index Fund in order to limit the net operating expenses to an annual rate of 0.90% of the average daily net assets of the fund.

18.	The Adviser has agreed, through at least February 28, 2008, to reimburse certain expenses associated with operating Thrivent Large Cap Index Fund in order to limit the net operating expenses to an annual rate of 0.60% of the average daily net assets of the fund.

Sincerely,

Randall L. Boushek

Manager

Thrivent Asset Management LLC